                                                                    EXHIBIT 99.1

                         FIRST AMENDMENT TO RIGHTS AGREEMENT

     FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of April 8, 1998 (the "Amendment"), between Claremont Technology Group, Inc., an Oregon corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent").

     WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of February 5, 1998 (the "Rights Agreement") governing certain preferred stock purchase rights (the "Rights") of the Company's shareholders;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Complete Business Solutions, Inc., a Michigan corporation ("CBSI"), and CBSI Acquisition Corp. III, a Michigan corporation and a wholly-owned subsidiary of CBSI ("Sub"), pursuant to which Sub will be merged with and into the Company and the Company shall become a wholly-owned subsidiary of CBSI (the "Merger");

     WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its shareholders that the transactions contemplated by the Merger Agreement be consummated;

     WHEREAS, the Merger Agreement provides that prior to the execution of the Merger Agreement, the Board of Directors of the Company shall have approved an amendment to the Rights Agreement to the effect that CBSI, Sub and their affiliates shall not become an Acquiring Person (as such term is defined in the Rights Agreement); and

     WHEREAS, such parties wish to amend the Rights Agreement in the manner set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby. All references to the Rights Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     2. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include
     (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity holding shares of Common Stock for or pursuant to the terms of any such plan to the extent, and only to the extent, of such shares so held, or (iv) Complete Business Solutions, Inc., a Michigan corporation ("CBSI"), CBSI Acquisition Corp. III, a Michigan corporation and a wholly-owned subsidiary of CBSI ("Sub") or any of their Affiliates or Associates which otherwise would become an Acquiring Person solely by reason or as a result of the execution or delivery of the Merger Agreement dated as of April 8, 1998 by and among the Company, CBSI and Sub (the "CBSI Merger Agreement") pursuant to which Sub will be merged with and into the Company and the Company shall become a wholly-owned subsidiary of CBSI (the "Merger") or the consummation of the Merger or any other transaction contemplated by the CBSI Merger Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person" if such Person is then the Beneficial Owner of 15% or more of the Common Stock then outstanding. In addition, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined in this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall again become an "Acquiring Person."

     3. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     4. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                        CLAREMONT TECHNOLOGY GROUP, INC.


                                        By: /s/ Stephen M. Carson
                                           ------------------------------------
                                                   Stephen M. Carson, President


                                        CHASEMELLON SHAREHOLDER
                                        SERVICES, L.L.C.


                                        By: /s/ Dennis Treibel
                                           ------------------------------------

                                        Name: Dennis Treibel
                                             ----------------------------------

                                        Title: Assistant Vice President
                                              ---------------------------------